Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256454 on Form S-8, and Registration Statement No. 333-259798 on Form S-3 of our reports dated February 28, 2022, relating to the consolidated financial statements of Piedmont Lithium Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, appearing in this Transition Report on Form 10-K/T for Piedmont Lithium Inc. for the six months ended December 31, 2021.

/s/DELOITTE & TOUCHE LLP

February 28, 2022